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                                 PRESS RELEASE

                                                    For further information:
                                                    Timothy J. Klahs
                                                    Director, Investor Relations
                                                    SFX Entertainment, Inc.
                                                    (212) 833-0315

FOR IMMEDIATE RELEASE

             SFX ENTERTAINMENT, INC. ANNOUNCES CONSENT SOLICITATION

NEW YORK, June 23, 1999 -- SFX Entertainment, Inc. (NYSE: SFX) today announced that it is soliciting consents to amend the indentures under which its 9 1/8% Senior Subordinated Notes due February 1, 2008 (CUSIP Number 784178 AC9) and its 9 1/8% Senior Subordinated Notes due December 1, 2008 (CUSIP Number 784178 AE5) (collectively, the "Notes") were issued.

The consent solicitation commenced today and will expire at 5:00 p.m., New York City time, on July 7, 1999, unless extended (the "Expiration Date"). Only holders of Notes as of 5:00 p.m., New York City time, on June 22, 1999, will be eligible to consent. The consent solicitation requires that consents from at least a majority of the aggregate principal amount of each series of Notes outstanding be received and not revoked. The purpose of the consent solicitation is to modify certain covenants to provide SFX with greater flexibility to pursue its operating strategy.

Only those holders of Notes who have delivered, and not revoked, consents prior to the Expiration Date will be entitled to receive a consent fee of $10 in cash for each $1,000 principal amount of Notes held by such holders. The payment of the consent fee is conditioned upon the proposed amendments becoming operative.

Questions regarding the solicitation should be directed to Lehman Brothers, the solicitation agent, at 800-438-3242. Requests for copies of the solicitation materials should be directed to Georgeson & Company, Inc., the information agent, at 800-223-2064.

                                     * * *

SFX Entertainment is the world's largest diversified promoter, producer and venue operator for live entertainment events. SFX owns, partially or entirely, and/or operates the largest network of venues in the country used principally for music concerts and other live entertainment events. SFX has 82 venues including 16 amphitheaters in all of the top 10 markets and owns or operates venues in 31 of the top 50 markets overall. SFX also develops and manages touring Broadway shows, selling subscription series in 38 markets that maintain active touring schedules. Through its large number of venues, its strong market presence and the long operating histories of the businesses it has acquired, SFX operates an integrated franchise that promotes and produces a broad variety of live entertainment events locally, regionally and nationally. Pro forma for all completed and pending acquisitions, during 1998, approximately 37 million people attended approximately 13,200 events

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promoted and/or produced by SFX, including over 6,250 music concerts, 5,800 theatrical shows, over 800 family entertainment shows and over 350 specialized motor sports shows. In addition, SFX is a leading fully-integrated sports marketing and management company specializing in the representation of athletes and broadcasters, integrated event management, television programming and production and marketing consulting services in the sports, news and other entertainment industries.

                                     * * *

This press release includes foward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the company's absence of combined operating history and potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, granting of rights to acquire certain portions of the company's operations, variable economic conditions and consumer tastes, risks associated with conducting business in foreign jurisdictions, regulatory risks and restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in the company's reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.